VALLEY FINANCIAL CORPORATION
36 CHURCH AVENUE
ROANOKE, VA 24011

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M90814-P66109 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VALLEY FINANCIAL CORPORATION

	For All	Withhold All	For All Except
2 – Election of Directors The Board of Directors unanimously recommends that you vote **FOR** each of the following Nominees: 01) Ellis L. Gutshall 02) Mason Haynesworth 03) George W. Logan	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

	For	Against	Abstain
1 – Vote on Merger The Board of Directors unanimously recommends that you vote **FOR** the Merger Proposal. If you (1) fail to submit a proxy or vote in person at the Valley annual meeting, (2) mark "ABSTAIN" on your proxy or (3) fail to instruct your bank or broker how to vote with respect to the proposal to approve the merger agreement, it will have the same effect as a vote "AGAINST" the proposal.	☐	☐	☐
3 – Say On Pay The Board of Directors unanimously recommends you vote **FOR** the Say On Pay Proposal.	☐	☐	☐
4 – Say on Golden Parachute The Board of Directors unanimously recommends that you vote **FOR** the Say On Golden Parachute Proposal.	☐	☐	☐
5 – Ratification of Independent Registered Public Accounting Firm The Board of Directors unanimously recommends that you vote **FOR** the ratification of the appointment of Elliott Davis Decosimo, LLC as Valley Financial Corporation's independent registered public accounting firm for the fiscal year ending December 31, 2015.	☐	☐	☐
6 – Adjournment Proposal The Board of Directors unanimously recommends that you vote **FOR** the adjournment of the annual meeting to a later date or dates, if necessary or appropriate.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

M90815-P66109

VALLEY FINANCIAL CORPORATION
Annual Meeting of Shareholders
May 28, 2015 10:00 A.M.
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Wayne A. Whitham, Jr. Esq., who may act, with full power of substitution, as proxy to vote all shares of common stock of the Company held of record by the undersigned on April 13, 2015, at the Annual Meeting of the Company to be held on May 28, 2015, at 10:00 A.M. and at any adjournments thereof, and designated hereon.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side